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Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Wayne Mackie	Jim Buckley
Vice President, Chief Financial Officer	Executive Vice President
CRA International	Sharon Merrill Associates, Inc.
617-425-3700	617-542-5300

CRA INTERNATIONAL REPORTS THIRD-QUARTER
FISCAL 2005 FINANCIAL RESULTS

Company Achieves Revenue Growth of 25 Percent; Net Income Increases Nearly 47 Percent

        BOSTON, September 29, 2005—CRA International, Inc. (Nasdaq: CRAI), an internationally known leader in providing economic, financial, and management consulting services, today reported financial results for its third quarter of fiscal 2005, the sixteen weeks ended September 2, 2005.

        Third-quarter fiscal 2005 revenue increased 25 percent to $92.5 million from $74.2 million for the third quarter of fiscal 2004. Net income for the third quarter of fiscal 2005 increased approximately 47 percent to $7.9 million, or $0.66 per diluted share, from $5.4 million, or $0.52 per diluted share, in the third quarter of fiscal 2004. CRA International's effective tax rate for the third quarter of fiscal 2005 was 40.5 percent, compared with 51.5 percent in the third quarter of fiscal 2004. Weighted average diluted shares outstanding used to calculate earnings per share in the third quarter of fiscal 2005 were 12.0 million, versus 10.4 million in the third quarter of fiscal 2004.

        Revenue for the first three quarters of fiscal 2005 was $221.7 million, a 40 percent increase from $158.4 million in the same period a year earlier. Net income for the first three quarters of fiscal 2005 was $18.0 million, a 50 percent increase from $12.0 million in the first three quarters of fiscal 2004. Earnings per diluted share were $1.58 in the first three quarters of fiscal 2005 compared with $1.13 in the first three quarters of fiscal 2004. Weighted average diluted shares outstanding used to calculate earnings per share in the first three quarters of fiscal 2005 were 11.4 million, versus 10.6 million in the first three quarters of fiscal 2004.

Comments on the Third Quarter

        James C. Burrows, CRA International's President and CEO, said, "Our third-quarter results reflect a combination of acquisition and organic growth stemming in part from merger-driven activity in our global competition practice and from continued growth in our European and Middle East consulting business."

        "The steps we took to bolster our London operation are reflected in our international results in the third quarter," continued Burrows. "The acquisitions of Lee & Allen and the former Lexecon Ltd business expanded our overseas consulting roster and greatly expanded our capabilities. This contributed to the improved performance of our London office, which coincided with positive contributions from our other international locations. The improved international performance directly impacted our tax rate, resulting in an effective tax rate for the quarter of 40.5 percent, which lowers our year-to-date tax rate to 43.3 percent."

Outlook and Financial Guidance

        Burrows concluded, "Based on year-to-date results and the acquisitions made during the year, we currently expect full-year 2005 revenue growth to be at the low end of the 35-40 percent range. In addition, taking into account the June stock offering, we anticipate full-year EPS growth in the 32-40 percent range. This is based on an average diluted share count of approximately 12.2 million shares for the fourth quarter and assumes a stock price of approximately $47.18, which was the average closing price of the 10 trading days through September 27, 2005. Deviations from this stock price will cause our earnings per share to vary based on share dilution from our stock options and convertible bonds. The above estimates are based on full year utilization at the low end of our 78-80 percent guidance range, a tax rate of approximately 43 percent for the year, and annual organic headcount growth of approximately 10 percent."

Conference Call/Webcast Information

        CRA International will host a conference call this morning at 11:00 a.m. ET to discuss its third-quarter fiscal 2005 financial results. To listen to a live webcast of the conference call, please visit the Investor Relations section of CRA's website, www.crai.com. CRA's third-quarter fiscal 2005 conference call also can be heard live by dialing (913) 981-5558 or (800) 478-6251 prior to the start of the call. Please refer to confirmation code 4550244. A replay of the call also will be available on the Company's website.

About CRA International

        Founded in 1965, CRA International is an economics, finance, and business consulting firm that works with businesses, law firms, accounting firms, and governments in providing a wide range of services. CRA combines economic and financial analysis with expertise in litigation and regulatory support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management. The firm is distinguished by a corporate philosophy of providing responsive, top-quality consulting; an interdisciplinary team approach; unsurpassed economic, financial, and other analytic skills; and pragmatic business insights. In addition to its corporate headquarters in Boston and international offices in Brussels, Canberra, Dubai, Hong Kong, London, Melbourne, Mexico City, Sydney, Toronto, and Wellington, CRA also has U.S. offices in Cambridge, Chicago, College Station, Dallas, Houston, New York, Oakland, Pasadena, Philadelphia, Salt Lake City, Silicon Valley, and Washington, D.C. Detailed information about CRA can be found at www.crai.com.

        Statements in this press release concerning the future business, operating results, and financial condition of the Company and statements using the terms "anticipates," "believes," "expects," "should," or similar expressions, are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management's current expectations and are subject to a number of factors and uncertainties. Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors. Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, changes in the Company's effective tax rate, share dilution from the Company's convertible debt offering, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, risks associated with acquisitions, risks inherent in international operations, NeuCo's performance, management of new offices, dependence on growth of the Company's business consulting practice, the ability of the Company to integrate successfully new consultants into its practice, intense competition, and professional liability. Further information on these and other potential factors that could affect the Company's financial results is included in the Company's filings with the Securities and Exchange Commission. The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

        CRA's consolidated statements of income and consolidated balance sheet are attached.

CRA INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Sixteen Weeks Ended	Sixteen Weeks Ended	Forty Weeks Ended	Forty Weeks Ended
	September 2, 2005	September 3, 2004	September 2, 2005	September 3, 2004
Revenues	$92,515	$74,205	$221,674	$158,400
Costs of services	54,893	45,569	131,925	94,114

Gross profit	37,622	28,636	89,749	64,286
Selling, general and administrative	23,865	17,216	56,583	41,187

Income from operations	13,757	11,420	33,166	23,099
Interest and other income (expense), net	(281)	(717)	(1,417)	(470)

Income before provision for income taxes and minority interest	13,476	10,703	31,749	22,629
Provision for income taxes	(5,458)	(5,507)	(13,752)	(10,635)

Income before minority interest	8,018	5,196	17,997	11,994
Minority interest	(132)	177	(3)	(20)

Net income	$7,886	$5,373	$17,994	$11,974

Net income per share:
Basic	$0.73	$0.54	$1.75	$1.19

Diluted	$0.66	$0.52	$1.58	$1.13

Weighted average number of shares outstanding:
Basic	10,782	9,909	10,308	10,072

Diluted	12,010	10,352	11,416	10,564

CRA INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 2, 2005	November 27, 2004
Assets
Cash, cash equivalents and short-term investments	$104,364	$67,811
Accounts receivable and unbilled, net	87,812	75,531
Other current assets	16,734	19,480

Total current assets	208,910	162,822
Property and equipment, net	26,192	18,528
Goodwill and intangible assets, net	122,929	94,509
Long-term investments	—	—
Other assets	11,372	12,952

Total assets	$369,403	$288,811

Liabilities and stockholders' equity
Current liabilities	$68,390	$61,503
Long-term liabilities	99,705	100,282

Total liabilities	168,095	161,785
Total stockholders' equity	201,308	127,026

Total liabilities and stockholders' equity	$369,403	$288,811

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  Exhibit 99.1